Contacts:         Kimberly Allen                         Jennifer Howard-Brown
                  Investor Relations Manager             Media Relations Manager
                  (512) 683-6873                         (512) 683-8713

           National Instruments Reports Record Third Quarter Revenue,
                            19% Growth in Net Income
              LabVIEW 7 Express Drives Double-Digit Software Growth

AUSTIN, Texas - Oct. 23, 2003 - National Instruments (Nasdaq: NATI) today reported net income of $8 million, up 19 percent from Q3 2002. Third quarter revenue was a record $105 million, a 9 percent increase from the third quarter of 2002, and the fifth consecutive quarter of year-over-year revenue growth. Fully diluted earnings per share (EPS) for Q3 were 15 cents.

"Our commitment to investing in R&D remains a key driver for our growth," said Dr. James Truchard, NI CEO. "More than 350 man-years of development on LabVIEW 7 Express and next-generation DAQmx driver software has paid off this quarter with strong double-digit software growth. With many new products and record sales for data acquisition, modular instrumentation and distributed I/O products, we delivered 9 percent growth in revenue and 19 percent growth in profitability."

Q3 2003 Highlights

     Record third quarter revenue, fifth consecutive quarter of year-over-year revenue growth

     Revenue up 9 percent, net income up 19 percent year-over-year

     Double-digit growth for software sales and record quarterly sales of data acquisition, modular instrumentation and distributed I/O products

     Major  product  releases,   including  PXI  100  MS/s  mixed-signal  suite,
TestStand 3.0, LabWindows/CVI 7.0, Measurement Studio 7.0 and MATRIXx 6.3

     Record cash and short term investments of $172 million

     Cash dividend of 5 cents per common share

"We were pleased to see our growth improve in Q3 and believe this was a result of our strong new product output and an early stage recovery in global manufacturing," said Alex Davern, NI CFO. "We reported record revenue for the first nine months of the year, reinforcing our expectation of record revenue for the year."

                                    - More -

National Instruments Reports Record Third Quarter Revenue, 19% Growth in Net Income
Oct. 23, 2003
Page 2

Geographically, the growth of revenue in U.S. dollar terms for Q3 2003 as compared to Q3 2002 was as follows: Europe, up 18 percent; Asia, up 18 percent; and Americas, up 1 percent, giving overall growth of 9 percent, up from 7 percent last quarter. In local currency terms, revenue was up 3 percent in Europe, up 33 percent in Asia, up 1 percent in the Americas, giving overall local currency growth of 7 percent, up from 3 percent last quarter.

NI anticipates record revenue for 2003 and expects high single-digit, year-over-year revenue growth in Q4 2003. In addition, the company estimates earnings per share will be in the range of 20 to 23 cents per share for Q4 2003.

Interested parties can listen to a conference call today, Oct. 23, 2003, beginning at 4:00 p.m. CDT, at ni.com/call. Replay information will be available by calling (719) 457-0820, confirmation code #262922, from Oct. 23, 2003 at 7:00 p.m. CDT, through Oct. 30, 2003 at 12:00 a.m. CDT.

This release contains "forward-looking statements," including R&D investment as a driver for growth, recovery in global manufacturing, and the company's expectations regarding record revenue for the year, revenue growth for the fourth quarter, and estimated earnings for the fourth quarter. These statements are subject to a number of risks and uncertainties, including the risk of adverse changes in the global economy, delays in the release of new products, fluctuations in customer demand for NI products, manufacturing inefficiencies, and foreign exchange fluctuations. Actual results may differ materially from the expected results. The company directs you to documents filed with the SEC for other risks associated with the company's future performance.

About National Instruments

National Instruments (www.ni.com) is a technology pioneer and leader in virtual instrumentation - a revolutionary concept that has changed the way engineers and scientists approach measurement and automation. Leveraging the PC and its related technologies, virtual instrumentation increases productivity and lowers costs for customers worldwide through easy-to-integrate software, such as the NI LabVIEW graphical development environment, and modular hardware, such as PXI modules for data acquisition, instrument control and machine vision. Headquartered in Austin, Texas, NI has more than 3,000 employees and direct operations in 40 countries. In 2002, the company sold products to more than 25,000 different companies in more than 80 countries around the world. For the past four consecutive years, FORTUNE magazine has named NI one of the 100 best companies to work for in America.

                                    - More -

National Instruments Reports Record Third Quarter Revenue, 19% Growth in Net Income
Oct. 23, 2003
Page 3


Readers may obtain investment information from the company's investor relations department at (512) 683-5090, by sending e-mail to nati@ni.com or on the Web at www.ni.com/nati.

The condensed consolidated balance sheets, statements of income and cash flows to follow.

LabVIEW, NI, ni.com, MATRIXx, Measurement Studio and TestStand are trademarks of National Instruments. Other product and company names listed are trademarks or trade names of their respective companies.

                                    - More -

National Instruments Reports Record Third Quarter Revenue, 19% Growth in Net Income
Oct. 23, 2003
Page 4

                              National Instruments
                      Condensed Consolidated Balance Sheets
                                 (in thousands)



                                                   September 30,    December 31,
                                                       2003             2002
                                                   -------------    ------------
                                                    (unaudited)
ASSETS
Current assets:
  Cash and cash equivalents                        $    34,015      $   40,240
  Short-term investments                               138,210         113,638
  Accounts receivable, net                              68,313          62,981
  Inventories                                           38,448          39,247
  Other current assets                                  18,199          21,860
                                                   -------------    ------------
    Total current assets                               297,185         277,966

Property and equipment, net                            151,126         152,133
Intangibles, net and other assets                       40,365          28,615
                                                   -------------    ------------
Total assets                                       $   488,676      $  458,714
                                                   =============    ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                 $    26,108      $   25,578
  Accrued expenses                                      36,021          40,935
                                                   -------------    ------------
   Total current liabilities                            62,129          66,513

Deferred income taxes                                    5,402           5,738
                                                   -------------    ------------
   Total liabilities                                    67,531          72,251
                                                   -------------    ------------

Stockholders' equity:
  Common stock                                             518             511
  Additional paid-in capital                            86,097          72,063
  Retained earnings                                    341,349         321,813
  Other                                                 (6,819)         (7,924)
                                                   -------------    ------------
   Total stockholders' equity                          421,145         386,463
                                                   -------------    ------------
   Total liabilities and stockholders' equity      $   488,676      $  458,714
                                                   =============    ============

                                    - More -

National Instruments Reports Record Third Quarter Revenue, 19% Growth in Net Income
Oct. 23, 2003
Page 5

                              National Instruments
                   Condensed Consolidated Statements of Income
                      (in thousands, except per share data)



                                            Three Months Ended       Nine Months Ended
                                               September 30,           September 30,
                                          ----------------------  ----------------------
                                             2003        2002        2003        2002
                                          ----------  ----------  ----------  ----------
Net sales                                 $ 104,644    $ 96,020   $ 303,983   $ 284,264
Cost of sales                                27,434      25,196      80,598      77,157
                                          ----------  ----------  ----------  ----------
  Gross profit                               77,210      70,824     223,385     207,107
                                          ----------  ----------  ----------  ----------

Sales and marketing                          40,282      36,679     116,951     105,653
Research and development                     18,370      16,095      50,497      47,762
General and administrative                    8,438       8,224      25,244      22,559
Patent litigation                               362       1,220       3,796       3,513
                                          ----------  ----------  ----------  ----------
  Total operating expenses                   67,452      62,218     196,488     179,487
                                          ----------  ----------  ----------  ----------

Operating income                              9,758       8,606      26,897      27,620

Interest income, net                            570         785       1,876       2,419
Foreign exchange, net                          (209)       (612)        116      (1,288)
Other income, net                               486         506         606       1,028
                                          ----------  ----------  ----------  ----------

Income before income taxes                   10,605       9,285      29,495      29,779
Provision for income taxes                    2,651       2,600       7,374       8,338
                                          ----------  ----------  ----------  ----------
Net income                                $   7,954   $   6,685   $  22,121   $  21,441
                                          ==========  ==========  ==========  ==========

Earnings per share:
  Basic                                   $    0.15   $    0.13   $    0.43   $    0.42
                                          ==========  ==========  ==========  ==========
  Diluted                                 $    0.15   $    0.13   $    0.41   $    0.40
                                          ==========  ==========  ==========  ==========

Weighted average shares outstanding:
  Basic                                      51,532      51,195      51,468      51,286
                                          ==========  ==========  ==========  ==========
  Diluted                                    53,932      52,906      53,719      53,603
                                          ==========  ==========  ==========  ==========

Dividends declared per share              $    0.05   $      --   $    0.05   $      --
                                          ==========  ==========  ==========  ==========

                                    - More -

National Instruments Reports Record Third Quarter Revenue, 19% Growth in Net Income
Oct. 23, 2003
Page 6

                              National Instruments
                      Consolidated Statements of Cash Flows
                                 (in thousands)

                                                             Nine Months Ended
                                                               September 30,
                                                          ----------------------
                                                             2003        2002
                                                          ----------  ----------
Cash flow from operating activities:
   Net income                                             $  22,121   $  21,441
   Adjustments to reconcile net income to net cash
   provided by operating activities:
      Charges to income not requiring cash outlays:
        Depreciation and amortization                        18,787      14,862
        Benefit from deferred income taxes                     (514)     (3,769)
        Tax benefit from stock option plans                   2,565       1,164
      Changes in operating assets and liabilities:
        Increase in accounts receivable                      (5,332)     (1,894)
        Decrease (increase) in inventory                        799      (7,015)
        Decrease in prepaid expense and other assets          4,071       3,154
        (Decrease) increase in current liabilities           (4,384)      5,677
                                                          ----------  ----------
      Net cash provided by operating activities              38,113      33,620
                                                          ----------  ----------

Cash flow from investing activities:
   Payment for acquisitions, net of cash received            (5,316)         --
   Capital expenditures                                     (12,870)    (24,753)
   Capitalization of internally developed software           (9,449)     (3,025)
   Additions to other intangibles                            (1,022)     (2,214)
   Purchases of short-term investments                     (105,626)   (106,294)
   Sales/maturities of short-term investments                81,054     130,531
                                                          ----------  ----------
      Net cash used in investing activities                 (53,229)     (5,755)
                                                          ----------  ----------

Cash flow from financing activities:
   Proceeds from issuance of common stock                    11,476       6,666
   Repurchase of common stock                                    --     (17,420)
   Dividends paid                                            (2,585)         --
                                                          ----------  ----------
      Net cash provided by (used in) financing
      activities                                              8,891     (10,754)
                                                          ----------  ----------

Net increase (decrease) in cash and cash equivalents         (6,225)     17,111
Cash and cash equivalents at beginning of period             40,240      49,089
                                                          ----------  ----------

Cash and cash equivalents at end of period                $  34,015   $  66,200
                                                          ==========  ==========

Non-cash financing activities:
   Accrued liability for repurchase of common stock       $      --   $   2,203
                                                          ==========  ==========
                                            ###